Exhibit 99.1

NEWS RELEASE

Management Restructure

HOUSTON, TEXAS--(MARKET WIRE)—Feb 21, 2007 - Texhoma Energy, Inc. ("Texhoma") (Other OTC: TXHE.PK - News) has redefined the assignments amongst its executives.

Mr. Frank Jacobs is stepping down as Executive Chairman of the Company to more clearly define Mr. Max Maxwell’s role as President and CEO.  Mr. Jacobs will no longer serve as an officer of the Company.

Mr. Jacobs will remain a director of the Company and will remain the Company’s representative in the Canadian office to evaluate business opportunities outside the USA as well as interact with its shareholders in Canada. He will also assume the position as “Chairman of the Audit Committee”, an internal review committee of the Company’s financial controls and the preparation of its financial statements and corporate filings.

Web Site: www.texhomaenergy.com               Email: info@texhomaenergy.com

Investor Relations Inquiries:
Terje Reiersen 713-457-0610

Safe Harbor Statement: “This News Release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to corporate objectives, projections, estimates, operations, acquisition and development of various interests and certain other matters. These statements are made under the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein.” The Company takes no obligation to update or correct forward-looking statements and also takes no obligation to update or correct information prepared by third parties that is not sanctioned by the Company.